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                                                                    Exhibit 99.3


                                    [LOGO]

                                  WORD OF NET
                              P R O M O T I O N S


                       CONSENT OF WORD OF NET PROMOTIONS

     The undersigned hereby consents to the references to the undersigned under the caption "Linking and Affiliate Programs" incorporated by reference in the Registration Statement on Form S-1 of Cyberian Outpost, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933 and any amendments thereto.

                                        Word of Net Promotions



                                        /s/ Roma Casey
                                        ---------------------------------
July 30, 1998






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                    Phone 818-789-9673 * Fax 818-789-9677
             E-mail info@wordofnet.com * http://www.wordofnet.com
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